EXHIBIT 99.1

Carolina Bank Holdings, Inc. Announces First Quarter Diluted EPS of $0.25, Up 19.0 Percent

GREENSBORO, N.C., April 16, 2007 (PRIME NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported first quarter 2007 net income of $701,000, an increase of 16.3 percent over the $603,000 reported for the first quarter of 2006. Diluted earnings per share were $0.25 compared with $0.21 for the prior-year first quarter, an increase of 19.0 percent. Results reflect strong loan and deposit growth year-over-year, combined with strengthening net interest margins and improving credit quality.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc. commented, "Our bank's strong performance is a reflection of the growing vitality of our local economy. The favorable business climate here in the Piedmont Triad, and more specifically in Greensboro, is attracting investment, creating well-paying jobs, and contributing to the growing prosperity of the region. We have very reasonable living costs, plus great weather and amenities. These are a few of the many reasons we are attracting large companies like FedEx and Honda. In turn, they are creating a climate for small and mid-sized business growth that represent the foundation of our `new economy' and the bread-and-butter of Carolina Bank. Our markets continue to deliver high-quality growth opportunities, and our bank is capturing more than its share."

Total revenue, consisting of net interest income and non-interest income, was $3.7 million for the first quarter of 2007, an increase of 11.1 percent over the $3.3 million reported for the same period in 2006. Compared to the year-ago first quarter, net interest income increased 15.1 percent to $3.3 million, reflecting a 14.3 percent increase in average earning assets and a two basis point increase in the net interest margin, to 3.28 percent. Compared with the previous quarter, net interest income rose 6.4 percent from a combination of strong loan growth and an eight basis point margin expansion. "There are not many banks that can claim an expanding margin this quarter," remarked Braswell, "but we have worked hard to develop strong relationships with our clients, and they bank with us for more than price alone." Non-interest income, consisting primarily of service charges, mortgage banking, investment services income and miscellaneous fee income, declined 16.0 percent from the year-earlier quarter, to $358,000 in the first quarter of 2007; investment services in the 2006 quarter earned an unusually large one-time fee, which was not repeated in the current quarter.

Non-interest expense totaled $2.3 million for the first quarter of 2007, an increase of $291,000, or 14.6 percent, above the $2.0 million reported for the first quarter of 2006. The year-over-year increase primarily reflects Carolina Bank's expansion activities over the past twelve months, including the addition of a full-service office in High Point, which opened on January 2, 2007. Fifteen full-time employees were added over the course of the year to staff these facilities and support business development activities throughout the franchise. As a result, salaries and benefit expense rose $227,000, or 21.2 percent, and accounted for more than three quarters of expense growth year over year. The efficiency ratio for the first quarter of 2007 was 62.44 percent compared with 60.52 percent for the prior-year period.

Assets at March 31, 2007 totaled $438.7 million compared with $379.7 million twelve months ago, an increase of $59.0 million, or 15.5 percent. Growth accelerated during the first quarter of 2007, with assets up $27.1 million from year-end 2006, or 6.6 percent (26.3 percent annualized). For the same twelve-month period, loans grew $56.2 million, or 20.4 percent, reaching $332.1 million at period-end; first quarter 2007 growth continued at the same strong pace, up $16.4 million, or 5.2 percent (20.8 percent annualized). "Commercial loans remain the backbone of our banking strategy," commented Mr. Braswell. "Nearly eighty percent of our loans are commercial, and of these, approximately eighty percent are collateralized by real estate. And we do not see any signs of weakness in our market." Deposits increased commensurately, up $68.5 million, or 21.2 percent over the past year, reaching $391.9 million at March 31, 2007.

Asset quality continues to improve. Nonperforming assets were $2.4 million or 0.55 percent of assets at March 31, 2007, compared with $5.5 million or 1.46 percent of assets at March 31, 2006 and $2.4 million or 0.59 percent of assets at December 31, 2006. Net charge-offs for the first quarter of 2007 were an annualized 0.17 percent of average loans, compared with 0.02 percent for the linked quarter, and 0.00 percent of average loans for the prior-year first quarter. The allowance for loan losses was 1.21 percent of total loans and leases at March 31, 2007.

Shareholders' equity totaled $26.8 million at March 31, 2007, up $3.5 million or 14.9 percent from twelve months ago, with 2,722,388 shares outstanding at March 31, 2007. Mr. Braswell concluded, "Our combination of highly personalized service, an expanding branch network, and technology in places where it matters, have enabled Carolina Bank to meet the needs of our evolving marketplace. Later this year, we will be breaking ground on our new headquarters building - 40,000 square feet in downtown Greensboro - to accommodate the growth of our company, and further establish our presence in the Greensboro community. This represents a commitment to our community and our customers -- to remain close to the factors that have created our success."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc., began operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in three counties: Guilford, Alamance and Randolph. The bank has six full-service banking locations -- three in Greensboro, and one each in Asheboro, Burlington, and High Point, North Carolina. The Company's stock is listed on the Nasdaq Capital Market, under the symbol CLBH. Further information is available on the Company's web site: http://www.carolinabank.com .

Forward-Looking Statements

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Balance Sheets
 At March 31, 2007 and 2006 and December 31,2006

                                            (unaudited)
                                              March 31,        Dec. 31,
                                          2007       2006        2006
 ---------------------------------------------------------------------
                                                    (in thousands)
 ASSETS
 Cash and due from banks               $  6,954   $  2,624   $   4,762
 Short-term investments and
  interest-earning deposits                  98        297          --
 Federal funds sold                      16,174     18,538
                                       -------------------------------
    Total cash and cash equivalents      23,226     21,459       4,983

 Securities available for sale,
  at fair value                          63,976     64,229      71,054
 Securities held-to-maturity,
  at amortized cost                       3,544      3,923       3,637

 Loans                                  332,112    275,866     315,732
 Allowance for loan losses               (4,012)    (3,582)     (3,898)
                                       -------------------------------
    Net loans                           328,100    272,284     311,834

 Premises and equipment, net             10,336      8,354      10,078
 Other assets                             9,493      9,443      10,006
                                       -------------------------------

    Total assets                       $438,675   $379,692   $ 411,592
                                       ===============================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES
 Deposits:
  Noninterest-bearing                  $ 31,580   $ 27,813   $  26,984
  Interest-bearing                      360,356    295,586     333,431
                                       -------------------------------
    Total deposits                      391,936    323,399     360,415

 Short-term borrowings                    3,385      2,548       3,605
 Federal Home Loan Bank advances          3,601     18,283       8,908
 Junior subordinated debentures          10,310     10,310      10,310
 Other liabilities                        2,655      1,839       2,425
                                       -------------------------------
    Total liabilities                   411,887    356,379     385,663

 STOCKHOLDERS' EQUITY
 Common stock and paid-in-capital,
  no par value, 20,000,000 shares
  authorized; issued and outstanding
  - 2,722,388 shares at March 31, 2007
  and December 31, 2006 and
  2,720,496 shares at March 31, 2006      2,722      2,720       2,722
 Additional paid-in capital              15,597     15,580      15,597
 Retained earnings                        8,552      5,643       7,851
 Stock in director rabbi trust             (484)      (365)      (453)
 Directors deferred fees obligation         484        365         453
 Accumulated other comprehensive
  income (loss)                             (83)      (630)      (241)
                                       -------------------------------
    Total stockholders' equity           26,788     23,313      25,929
                                       -------------------------------
    Total liabilities and
     stockholders' equity              $438,675   $379,692   $ 411,592
                                       ===============================

 Carolina Bank Holdings, Inc. and Subsidiary
 Consolidated Statements of Operations
 For the three months and years ended March 31, 2007 and 2006
 (unaudited)

                                            For the Three Months Ended
                                                     March 31,
                                             ------------------------
                                                 2007         2006
 ----------------------------------          -----------------------
                                              (in thousands, except
                                                  per share data)
 Interest income:
  Loans                                      $    6,711   $    5,212
  Securities - taxable                              835          675
  Interest from federal funds sold                   59           88
  Other interest income                               6           16
                                             ------------------------
    Total interest income                         7,611        5,991
 Interest expense:
  Deposits                                        3,915        2,703
  FHLB advances and other                           211          255
  Junior subordinated debentures                    188          169
                                             ------------------------
    Total interest expense                        4,314        3,127
                                             ------------------------

 Net interest income                              3,297        2,864
 Provision for loan losses                          255          370
                                             ------------------------

 Net interest income after
  provision for loan losses                       3,042        2,494

 Noninterest income:
  Service charges                                   172          159
  Mortgage banking income                            65           63
  Other                                             121          204
                                             ------------------------
    Total noninterest income                        358          426

 Noninterest expense:
  Salaries and benefits                           1,299        1,072
  Occupancy and equipment                           304          265
  Professional fees                                 187          202
  Outside data processing                           164          151
  Advertising and promotion                         116           72
  Stationery, printing and supplies                 116           86
  Other                                              96          143
                                             ------------------------
    Total noninterest expense                     2,282        1,991
                                             ------------------------

 Income before income taxes                       1,118          929
 Income taxes expense                               417          326
                                             ------------------------

 Net income                                  $      701   $      603
                                             ========================

 Basic earnings per common share             $     0.26   $     0.22
 Diluted earnings per common share           $     0.25   $     0.21

 Average common shares outstanding            2,722,388    2,720,496
 Average common shares and dilutive
  potential common shares outstanding         2,843,594    2,809,823

 Total Shares outstanding at
  end of period                               2,722,388    2,720,496

 All per share information has been presented or restated to reflect the effect of the six-for-five stock split in 2005.

 Carolina Bank Holdings, Inc.
 Consolidated Financial Highlights
 First Quarter 2007
 (unaudited)
                                       Quarterly
                 -----------------------------------------------------
 ($ in thousands
  except for      1st Qtr.   4th Qtr.   3rd Qtr.   2nd Qtr    1st Qtr
  share data)       2007       2006       2006       2006       2006
                 -----------------------------------------------------
 EARNINGS
  Net interest
   income        $   3,297      3,101      3,149      3,074      2,864
  Provision for
   loan loss     $     255        310        231        285        370
  NonInterest
   income        $     358        335        660        352        426
  NonInterest
   expense       $   2,282      2,393      1,966      2,031      1,991
  Net income     $     701        555        974        678        603
  Basic earnings
   per share     $    0.26       0.20       0.36       0.25       0.22
  Diluted
   earnings per
   share         $    0.25       0.20       0.35       0.24       0.21
  Average shares
   outstanding   2,722,388  2,722,388  2,721,722  2,720,584  2,720,496
  Average diluted
   shares
   outstanding   2,843,594  2,840,306  2,816,861  2,809,911  2,809,823

 PERFORMANCE
 RATIOS
  Return on
   average
   assets*            0.66%      0.56%      0.99%      0.71%      0.66%
  Return on
   average common
   equity*           10.65%      8.68%     15.95%     11.53%     10.46%
  Net interest
   margin (fully-
   tax
   equivalent)*       3.28%      3.20%      3.36%      3.40%      3.26%
  Efficiency ratio   62.44%     62.22%     56.03%     59.28%     60.52%
  No. full-time
   equivalent
   employees -
   period end           74         69         62         62         59

 CAPITAL
  Equity to
   ending assets      6.11%      6.30%      6.26%      6.10%      6.14%
  Tier 1 leverage
   capital ratio       n/a       8.76%       n/a        n/a       8.65%
  Tier 1 risk-
   based capital
   ratio               n/a       9.97%       n/a        n/a      10.17%
  Total risk-
   based capital
   ratio               n/a      11.45%     11.92%       n/a      11.32%
  Book value per
   share         $    9.84       9.52       9.23       8.74       8.57

 ASSET QUALITY
  Net charge-
   offs          $     141         18        (21)       513         (2)
  Net charge-offs
   to average
   loans*             0.17%      0.02%    -0.03%       0.74%      0.00%
  Allowance for
   loan losses   $   4,012      3,898      3,606      3,354      3,582
  Allowance for
   loan losses to
   total loans        1.21%      1.23%      1.25%      1.20%      1.30%
  Nonperforming
   loans         $   2,385      2,388      2,626      3,140      5,430
  Restructured
   loans         $      45         45        227          0          0
  Other real
   estate owned  $       0          0          0        453        111
  Nonperforming
   loans to total
   loans              0.73%      0.77%      0.99%      1.12%      1.97%
  Nonperforming
   assets to
   total assets       0.55%      0.59%      0.71%      0.92%      1.46%

 END OF PERIOD
 BALANCES
  Total assets   $ 438,675    411,592    401,224    389,978    379,692
  Total earning
   assets        $ 415,904    390,644    378,080    367,246    357,423
  Total loans    $ 332,112    315,732    288,557    280,366    275,866
  Total deposits $ 391,936    360,415    348,939    333,148    323,399
  Stockholders'
   equity        $  26,788     25,929     25,134     23,795     23,313

 AVERAGE BALANCES
  Total assets   $ 424,839    398,427    393,605    383,008    366,335
  Total earning
   assets        $ 401,683    387,233    375,362    361,521    351,541
  Total loans    $ 326,161    306,272    288,433    277,142    274,728
  Total interest-
   bearing
   deposits      $ 340,430    318,398    307,500    296,385    281,328
  Stockholders'
   equity        $  26,324     25,579     24,421     23,526     23,070

                                                    Year Ended
                                             ------------------------
                                                2006          2005
                                             ----------    ----------
 EARNINGS
    Net interest income                      $   12,189        10,228
    Provision for loan loss                  $    1,196         1,306
    NonInterest income                       $    1,773         1,230
    NonInterest expense                      $    8,381         6,946
    Net income                               $    2,811         2,037
    Basic earnings per share                 $     1.03          0.75
    Diluted earnings per share               $     1.00          0.73
    Average shares outstanding                2,721,298     2,716,866
    Average diluted shares outstanding        2,819,225     2,795,887

 PERFORMANCE RATIOS
    Return on average assets*                     0.73%         0.63%
    Return on average common equity*             11.63%         9.29%
    Net interest margin
    (fully-tax equivalent)*                       3.30%         3.28%
    Efficiency ratio                             59.48%        60.42%
    No. full-time equivalent employees
      - period end                                   69            59

 CAPITAL
    Equity to ending assets                        6.30%         6.24%
    Tier 1 leverage capital ratio                  8.76%         8.98%
    Tier 1 risk-based capital ratio                9.97%        10.36%
    Total risk-based capital ratio                11.45%        12.17%
    Book value per share                     $     9.52          8.38

 ASSET QUALITY
    Net charge-offs                          $      508           904
    Net charge-offs to average loans*              0.18%         0.38%
    Allowance for loan losses                $    3,898         3,210
    Allowance for loan losses to total loans       1.23%         1.22%
    Nonperforming loans                      $    2,388         2,834
    Restructured loans                       $       45         2,474
    Other real estate owned                  $        0           111
    Nonperforming loans to total loans             0.77%         2.02%
    Nonperforming assets to total assets           0.59%         1.48%

 END OF PERIOD BALANCES
    Total assets                             $  411,592       365,170
    Total earning assets                     $  390,644       347,356
    Total loans                              $  315,732       262,609
    Total deposits                           $  360,415       306,344
    Stockholders' equity                     $   25,929        22,787

 AVERAGE BALANCES
    Total assets                             $  384,252       325,866
    Total earning assets                     $  369,298       312,244
    Total loans                              $  286,644       239,868
    Total interest-bearing deposits          $  300,897       246,781
    Stockholders' equity                     $   24,165        21,918

 * annualized for all periods presented

 n/a = not available

CONTACT:  Carolina Bank Holdings, Inc.
          Robert T. Braswell, President and CEO
          336-286-8761
          b.braswell@carolinabank.com